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                                                                   Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 of EDO Corporation to be filed with the Securities and Exchange Commission on or about May 13, 2003, of our report dated February 19, 2003 relating to the financial statements of Advanced Engineering and Research Associates, Inc., which appears in a Current Report on Form 8-K/A of EDO Corporation, dated April 18, 2003.

                                               /s/ Argy, Wiltse & Robinson, P.C.

McLean, Virginia
May 13, 2003



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